AMENDATORY AGREEMENT

            AMENDATORY AGREEMENT, dated as of December 7, 2016 (this “Agreement”), among NUTRASTAR INTERNATIONAL INC., a Nevada corporation (the “Company”) and the parties listed as investors on Exhibit A hereto (each an “Investor” and, collectively, the “Investors”) and ACCRETIVE CAPITAL ASIA, LLC, an Illinois limited liability company (“Accretive” and in its capacity as note holder representative under the Purchase Agreement (as hereinafter defined) the “Agent”). Capitalized terms used, but not otherwise defined, in this Agreement have the meanings ascribed to them in the Purchase Agreement.

RECITALS

            A.        On January 29, 2016, the Company, the Investors, Daniel Seidenspinner (“DS”) and the predecessor in interest to Accretive, as both an Investor and as the Agent, entered into a Note and Common Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company borrowed from the Investors and DS the aggregate sum of one million, one hundred thousand United States Dollars ($1,100,000) (the “Loan”).

            B.        In connection with the procurement of the Loan, the Company issued to the Investors and DS the Notes in the aggregate principal amount of $1,100,000 and the Purchased Shares constituting 7,117,767 shares of the Company’s Common Stock in the aggregate.

            C.       The Notes mature and the principal amount of the Notes and all accrued, but unpaid interest thereon, come due on October 29, 2016.

            D.        The Company has requested the Investors and DS to extend the Maturity Date of the Notes until the first to occur of (1) the date that is 180 days following the date that any single Investor or group of Investors holding at least thirty-five percent (35%) of the principal amount of the Notes notify the Company in writing that they desire that the Notes mature or (2) February 28, 2017, if any Payee notifies the Company in writing after February 15, 2016 but before February 18, 2017 of its desire that the Notes mature and come due and payable.

            E.        DS has indicated his unwillingness to extend the Maturity Date as aforesaid or to make any of the other modifications contemplated by this Agreement.

            F.        The Investors are willing to extend the Maturity Date of the Note as requested by the Company, if, but only if, the Company agrees to the following additional terms and conditions:

•

Each Note will be amended to permit the holder of each Note at such holder’s election to convert the Note in whole, or in part, at any time or from time to time, at a conversion price of two cents ($0.02) per share;

•	Accrued, but unpaid, interest on each of the Notes through the date of this Agreement shall be added to the principal amount of each such Note;

•	The interest rate applicable to the Notes shall be increased from 12% to 25% with the Default Rate being changed from 15% to 28%;

•

Interest under the Notes from and after the date of this Agreement shall no longer be paid currently on a monthly basis and, instead, shall be paid in kind by adding such accrued interest each month to the principal amount of the Notes; and

•	The Company shall be required to provide at least 30 days’ notice of prepayment of the Notes during which period each Investor may, at its option, convert the Notes into Company Common Stock.

            F.        The Investors and the Company desire to amend the Purchase Agreement and the Notes to extend the Maturity Date and to make the other changes described above and to make certain other changes thereto. Section 8.10 of the Purchase Agreement provides that any term of the Purchase Agreement may be amended with the written consent of the Company and the Investors. Furthermore, Section 9 of each Note provides that each Note may be amended with the written consent of the Company and the holder of the Note. Accordingly, the Company and the Investors are executing this Agreement to reflect the amendments to the Purchase Agreement and the Notes contemplated hereby and specified in detail below.

AGREEMENT

            NOW, THEREFORE, the parties hereto agree as follows:

1.        Addition of Conversion Feature to Notes. A new Section 12 is hereby added to each of the Notes. It shall read in its entirety as follows:

12.        Optional Conversion by Payee. The Payee may, at any time while this Note is outstanding, elect to convert all, or any portion, of the then outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, into shares of the Common Stock of the Company at a conversion price that is equal to $0.02 per share, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and similar events (the “Conversion Price”). The number of shares of Company Common Stock issuable upon conversion is equal to the quotient of the dollar amount of Notes to be converted divided by the Conversion Price. The Payee may make such election by notifying the Company of the same in writing. The date such notice is received by the Company shall be the conversion date. On the conversion date, that portion of the outstanding principal amount of the Note (plus accrued but unpaid interest thereon) that the Payee has indicated for conversion in the Payee’s Notice shall be converted without any further action by the Payee and whether or not the Note is surrendered to the Company. The Company shall be obligated to issue and deliver to the Payee or cause its transfer agent to issue and deliver to the Payee (i) certificates representing the shares of Company Common Stock issuable upon conversion unless the Common Stock of the Company is generally in uncertificated form and (ii) if applicable, a new Note representing the remaining portion of the Loan with respect to such Payee. Unless otherwise agreed to by the Company, no fractional shares of Company Common Stock shall be issued upon conversion of this Note. In lieu of such fractional shares, the Company shall pay to the Payee in cash the amount designated for conversion in the Payee’s notice that is not so converted.

2.        Accrued Interest added to Principal Amount of Note. All accrued, but unpaid interest on the principal amount of each Note through November 18, 2016 shall be added to the principal amount of each Note such that the new principal amount of each Note shall be as specified in the last column of Exhibit A to this Agreement.

3.        Amendment to First Paragraph of Section 1 of the Notes. The first paragraph of Section 1 of each of the Notes is hereby deleted and in lieu thereof the following new first paragraph of Section 1 is inserted with the [Name of Investor] and [Insert Principal Amount] being inserted for each Investor consistent with Exhibit A to this Agreement (with the Principal Amount being the new principal amount described in Section 2 above):

“NUTRASTAR INTERNATIONAL INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to [NAME OF INVESTOR] (“Payee”), in lawful money of the United States at the address of Payee the principal amount of [INSERT PRINCIPAL AMOUNT] on the Maturity Date (as defined below), together with interest (computed on the basis of a 360-day year for the actual number of days elapsed) from November 18, 2016, on the unpaid balance of such principal amount from time to time outstanding at a rate equal to Twenty-Five Percent (25%) per annum until paid in full as provided herein. Accrued but unpaid interest shall be compounded monthly commencing on November 1, 2016. All such interest shall be paid by accretion thereof to the outstanding principal balance of this Note as payable in kind or PIK interest.”

4.        Amendment to Third Paragraph of Section 1 to the Notes. Subparagraph (d) of the third paragraph of Section 1 of the Notes is hereby deleted in its entirety and replaced with the following new subparagraph (d) and a new paragraph (e) is added immediately following new Subparagraph (d):

“(d) the one hundred eightieth (180th) day following the date that Payees holding, in the aggregate, at least thirty-five percent (35%) of the principal amount of all outstanding Notes notify the Company in writing of their desire that the Notes mature and come due and payable; and

(e) February 28, 2017, if any Payee notifies the Company in writing after February 15, 2016 but before February 18, 2017 of its desire that the Notes mature and come due and payable.”

5.        Amendment to Section 2 of the Notes. Section 2 of each of the Notes is hereby deleted in its entirety and replaced with the following new Section 2:

“2.        Prepayment. This Note may be prepaid in whole or in part at any time without the payment of any unearned interest, penalty or premium, upon thirty (30) days’ prior written notice to Payee, during which period the Payee may convert this Note at the Payee’s option in accordance with Section 12 hereof. Each and every payment (including all partial payments or prepayments) received by the Payee under this Note shall be applied first to costs due in connection with enforcement of this Note, then to outstanding interest and then to outstanding principal.”

6.        Amendment to Section 3 of the Notes. The defined term “Default Rate” in Section 3 of each of the Notes is hereby amended such that the Default Rate is now twenty-eight percent (28%) per annum.

7.        Release. In consideration of the agreements contained in this Agreement and other good and valuable consideration, the Company (for itself and its subsidiaries and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Investor, including Accretive as Investor and as Agent, and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents, including, specifically, but without limitation, the Accretive Designee (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof directly arising out of, connected with or related to this Agreement, the Purchase Agreement, any Note or any other Loan document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent, Accretive Designee or any Investor contained therein, or the possession, use, operation or control of any of the assets of the Company, or the making of any Loans or other advances, or the management of such Loans or advances or any collateral.

8.        Issuance of Restated Notes. As soon as reasonably practicable following the date hereof, and in any event within five (5) days following the date hereof, the Company shall issue to each Investor an amended and restated promissory note (the “Restated Note”) in the form of Exhibit B to this Agreement having the specific principal amount and other terms for each Investor as specified on Exhibit A. This Restated Note shall supersede the original Note and upon issuance of the Restated Note, the original Note shall become null and void.

9.        Certain Other Covenants.

                   (a)        Bankruptcy Related Matters. Notwithstanding anything to the contrary set forth in this Agreement, the Purchase Agreement or the Notes, each of the Investors acknowledges and agrees that the affirmative consent of holders of not less than 75% of the outstanding principal balance of Notes shall be required for the commencement by any Investor or any of its Affiliates of any action or proceeding against the Company with respect to (i) bankruptcy, dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws (collectively, “Bankruptcy”) or (ii) collection of any due but unpaid cash payment of interest or principal under the Notes; provided that if any such action or proceeding of the Company is approved by the Investors and so commenced, the Investors shall reasonably cooperate with each other and the Company (in each case to the extent permitted by applicable law) in the conduct of such action. Each Investor further acknowledges and agrees that it will reasonably cooperate with the Company in the event the Company determines to proceed with an orderly plan of liquidation and winding up of the Company outside of Bankruptcy. In the event the Company does not believe it is reasonably likely to be successful in the Investigation, it shall promptly prepare and deliver to the Investors a plan for such orderly liquidation and winding up of the Company that provides for payment of creditors and remittance of any remaining assets of the Company to the Investors in accordance with applicable law.

                   (b)        Use of Remaining Proceeds. Each Investor acknowledges and agrees that (a) as of the date hereof, there is approximately $400,000 of proceeds from the Loans (the “Remaining Proceeds”) in the Company’s treasury, (b) the Company expects that most of the Remaining Proceeds will be used to fund legal counsel in Hong Kong, the People’s Republic of China, and the U.S. in an effort to recover assets and/or a litigation award on behalf of all Company stakeholders, and (c) although the Company will use commercially reasonable efforts to successfully recover Company assets, there is a possibility that no asset recovery, litigation award, or remaining cash will be distributed to Investors.

                   (c)        Regular Update Meetings; Confidentiality.

                                 (i)        The Company has undertaken an investigation into the Company’s operations and assets and those of its subsidiaries in China and into the activities of the Company’s former CEO and significant stockholder, Ms. Lianyun Han, as those activities relate to the Company and its subsidiaries, and to identify the location of the Company’s and its subsidiaries’ assets and potentially seize control of the Company’s and its subsidiaries’ assets from the CEO (the “Investigation”). The Company shall update the Investors regularly regarding the status of the Company’s Investigation through telephonic meetings with management of the Company no less frequently than every sixty (60) days. In addition, from time to time, the Company shall provide to the Investors emails updating the Investors regarding the status of the Investigation and other matters relating to the Company. In addition, the Company may, in its discretion, invite Investors to board and management meetings of the Company. Any disclosure provided by the Company at any such telephonic update meetings, through email updates or at board or management meetings will be subject to the confidentiality provisions of Section 9(c)(ii) below and only used for purposes relating to the Company. Each Investor represents and warrants to the Company that such Investor does not have any basis for, and does not intend to, bring any action or claim against any independent director of the Company or any affiliate of an independent director and that such Investor will not use any information obtained under this Agreement as the basis for any such claim or action.

                                 (ii)       Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement, including, without limitation, any confidential information relating to the Investigation, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 9(c)(ii) by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any securities of the Company from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 9(c)(ii), provided that, the foregoing notwithstanding, an Investor may not disclose confidential information to a competitor of the Company; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

10.      Purchase Agreement and Notes Remain Unmodified. Except as set forth in this Agreement the Purchase Agreement and each of the Notes remains unmodified and in full force and effect.

11.      Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation, negotiation execution and performance of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, the Company shall be responsible for the payment of Accretive’s legal fees relating to the performance of its obligations as Agent, the preparation, execution and performance of this Agreement and the other transaction documents contemplated hereby and thereby and the consummation of the transactions contemplated herein and therein, up to a maximum of $15,000 unless otherwise mutually agreed upon with the Company, by wire transfer of immediately available funds to the account specified in writing by Accretive.

12.      Governing Law. The governing law and jurisdictional provisions of the Purchase Agreement and the Notes shall apply equally to this Agreement.

13.      Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NUTRASTAR INTERNATIONAL INC.

By: /s/ David Chong
Name: David Chong
Title: Interim President

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Accretive Capital Asia, LLC
Print Name Above

/s/ Richard E. Fearon, Jr.
Sign Above

IF Holder is an Entity, specify name and title below:

By: Accretive Capital Management, LLC

Name: Richard E Fearon, Jr.

Title: Managing Member

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Richard E. Fearon, Jr.
Print Name Above

/s/ Richard E. Fearon, Jr.
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ______________________________________________

Title: _______________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Jonathan Colvile
Print Name Above

/s/ Jonathan Colvile
Sign Above

IF Holder is an Entity, specify name and title below:

Name: _______________________________________________

Title: ________________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

John B. Cooper
Print Name Above

/s/ John B. Cooper
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ___________________________________________

Title: ____________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Jason Cooper
Print Name Above

/s/ Jason Cooper
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ______________________________________________

Title: _______________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Jeffrey A. Grossman
Print Name Above

/s/ Jeffrey A. Grossman
Sign Above

IF Holder is an Entity, specify name and title below:

Name: _____________________________________________

Title: ______________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Scott K. Heitzman
Print Name Above

/s/ Scott K. Heitzman
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ____________________________________________

Title: _____________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Thomaz B. Malavazzi
Print Name Above

/s/ Thomaz B. Malvazzi
Sign Above

IF Holder is an Entity, specify name and title below:

Name: _________________________________________

Title: __________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Ian H. Carey
Print Name Above

/s/ Ian H. Carey
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ________________________________________________

Title: _________________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Jacques Hennessy
Print Name Above

/s/ Jacques Hennessy
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ___________________________________________

Title: ____________________________________________

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Robert Tick
Print Name Above

/s/ Robert Tick
Sign Above

IF Holder is an Entity, specify name and title below:

Name: ______________________________________________

Title: _______________________________________________

EXHIBIT A

Schedule of Investors

Investor Name and Address	Principal Amount	Amount of Accrued Interest to be Added to Principal Amount in Accordance with Section 2 of the Agreement	New Principal Amount that Includes PIK Interest as per Section 2 of the Agreement
Accretive Capital Asia, LLC 16 Wall Street, 2nd Floor Madison, CT 06443	$650,000	$10,400	$660,400
Richard E. Fearon, Jr. 16 Wall Street, 2nd Floor Madison, CT 06443	$50,000	$800	$50,800
Jonathan Colvile Mirabaud Securities 33 Grosvenor Pl London SW1X 7HY United Kingdom	$50,000	$800	$50,800
John B. Cooper 18 Annadale Street Armonk, NY 10504	$30,000	$480	$30,480
Jason Cooper 18 Annadale Street Armonk, NY 10504	$20,000	$320	$20,320
Jeffrey A. Grossman 35 Rochelle Drive New City, NY 10956	$10,000	$160	$10,160
Scott K. Heitzman 1131 Trevorton Road Coal Township, PA 17866	$25,000	$400	$25,400
Thomaz B. Malavazzi 160 East 22nd Street, Apr. 15E New York, NY 10010	$90,000	$1,440	$91,440

Investor Name and Address	Principal Amount	Amount of Accrued Interest to be Added to Principal Amount in Accordance with Section 2 of the Agreement	New Principal Amount that Includes PIK Interest as per Section 2 of the Agreement
Ian H. Carey MLC House, Bondeni Road P.O. Box 34291, 80118 – Nyali Mombasa, Kenya	$30,000	$480	$30,480
Jacques Hennessy 36 Sta Barbara Bastions Valetta VLT1961, Malta	$60,000	$960	$60,960
Robert Tick 20685 Nancy Ct. Cupertino, CA 95014	$35,000 (release of claims per Schedule 5.10 of Purchase Agreement)	$560	$35,560

NOTE: The Principal Amount specified above for each Investor shall be the principal amount inserted for each Investor in connection with the amendment contemplated by Section 2 of this Agreement.

EXHIBIT B

Form of Restated Note

(See Attached)

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

NUTRASTAR INTERNATIONAL INC.
AMENDED AND RESTATED
PROMISSORY NOTE

(Amends and restates the Promissory Note
originally issued to the Payee on January 29, 2016)

$[*]	_____________, 2016

This Note was originally issued pursuant to that certain Note and Common Stock Purchase Agreement, dated as of January 29, 2016 (the “Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement. This Note is being amended and restated on the date hereof to read in its entirety as follows and this Note supersedes in its entirety the original Note issued to the Payee.

            1.        Principal and Interest.

                       NUTRASTAR INTERNATIONAL INC., a Nevada corporation (the “Company”), for value received, hereby promises to pay to [NAME OF INVESTOR] (“Payee”), in lawful money of the United States at the address of Payee the principal amount of [INSERT PRINCIPAL AMOUNT] on the Maturity Date (as defined below), together with interest (computed on the basis of a 360-day year for the actual number of days elapsed) from November 18, 2016, on the unpaid balance of such principal amount from time to time outstanding at a rate equal to Twenty-Five Percent (25%) per annum until paid in full as provided herein. Accrued but unpaid interest shall be compounded monthly commencing on November 1, 2016. All such interest shall be paid by accretion thereof to the outstanding principal balance of this Note as payable in kind or PIK interest.

                       This Note is one of a duly authorized issue of Promissory Notes of the Company, in aggregate principal amount of One Million One Hundred Thousand Dollars ($1,100,000) (the “Bridge Notes”) issued pursuant to the Purchase Agreement and is subject to the terms thereof. The Bridge Notes rank equally and ratably without priority over one another. No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is offered with respect to the other Bridge Notes in an amount which bears the same ratio to the then unpaid principal amount of such Bridge Notes as the payment made hereon bears to the then unpaid principal amount under this Note.

                       Subject to the terms hereof, the principal of, and all accrued but unpaid interest on, this Note are due and payable on the earliest of the following (such date, “Maturity Date”):

             (a)        within five (5) days after the consummation by the Company of any debt or equity financing in one transaction or series of related transactions, which sale results in gross proceeds to the Company of at least $1,100,000 (provided, that upon the consummation by the Company of any debt or equity financing in one transaction or series of related transactions, which sale results in gross proceeds to the Company of at least $200,000 but less than $1,100,000, the Company shall partially prepay the Bridge Notes using any and all such proceeds);

            (b)        upon (i) the sale or other disposition of all or substantially all of the Company’s assets or (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions;

            (c)        within five (5) days after the Company or any of its direct or indirect subsidiaries or affiliates makes a payment (other than as contemplated by Section 5.3 of the Purchase Agreement) to any of the creditors of the Company in the schedule of entities and individuals to be acknowledged and agreed in writing by the Company and the Agent on the date hereof;

            (d)        the one hundred eightieth (180th) day following the date that Payees holding, in the aggregate, at least thirty-five percent (35%) of the principal amount of all outstanding Notes notify the Company in writing of their desire that the Notes mature and come due and payable; or

            (e)        February 28, 2017, if any Payee notifies the Company in writing after February 15, 2016 but before February 18, 2017 of its desire that the Notes mature and come due and payable.

                       Upon payment in full of all amounts payable hereunder, this Note shall be surrendered to the Company for cancellation.

            2.        Prepayment. This Note may be prepaid in whole or in part at any time without the payment of any unearned interest, penalty or premium, upon thirty (30) days’ prior written notice to Payee, during which period the Payee may convert this Note at the Payee’s option in accordance with Section 12 hereof. Each and every payment (including all partial payments or prepayments) received by the Payee under this Note shall be applied first to costs due in connection with this Note, then to outstanding interest and then to outstanding principal.

2

            3.        Event of Default. The outstanding principal of, and all accrued but unpaid interest on, this Note shall become immediately due and payable, at the election of Payee, if (a) the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; (b) any such proceeding is commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property; (c) the Company breaches any representation, warranty, covenant or agreement set forth in the Purchase Agreement or this Note and such breach remains uncured for a period of seven (7) days after the Company receives written notice thereof (each, an “Event of Default”). Interest shall accrue after an Event of Default at the rate of twenty-eight percent (28%) per annum until this Note is paid in full or such Event of Default is cured (the “Default Rate”).

            4.        Waivers. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. The Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the Payee and then only to the extent specifically set forth in writing. THE COMPANY ACKNOWLEDGES THAT THE OBLIGATION EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER APPLICABLE LAW, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE MAY DESIRE TO USE.

            5.        No Shorting. Payee agrees that so long as this Note from the Company to Payee remains outstanding, Payee will not enter into or effect “short sales” of the Purchased Shares or hedging transaction which establishes a net short position with respect to the Purchased Shares.

            6.        Attorney’s Fees. Should this Note or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection following any Event of Default, the Company agrees to pay, in addition to the principal, any late payment charge and interest due and payable hereunder, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses and court costs, regardless of whether any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid by Payee until such expenses are repaid to Payee.

            7.        Governing Law. This Note shall be governed by and construed under the laws of the State of Nevada, without regard to its body of law controlling conflicts of law.

            8.        Legal Interest. Notwithstanding anything heretofore set forth to the contrary, in no event shall any interest payable under this Note exceed the maximum interest rate permitted under law or the rate that could subject Payee to either civil or criminal liability as a result of being in excess of the maximum interest rate that the Company is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the interest rate hereinabove set forth or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Payee for the use, forbearance, or detention of the indebtedness hereunder, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest on account of the indebtedness hereunder does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding. The Company agrees to an effective rate of interest that is the rate stated herein plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of the Company, or any benefit received or to be received by Payee, in connection with this Note.

3

            9.        Amendment. Except as otherwise set forth in the Purchase Agreement, any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Payee.

            10.      Remedies Cumulative. The rights, powers and remedies of the Payee, available at law, in equity or as stated herein, shall be cumulative and concurrent and may be exercised or otherwise pursued by the Payee singly, successively or concurrently against the Company at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall incur. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

            11.      Jury Trial Waiver. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Note.

4

            12.      Optional Conversion by Payee. The Payee may, at any time while this Note is outstanding, elect to convert all, or any portion, of the then outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, into shares of the Common Stock of the Company at a conversion price that is equal to $0.02, subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and similar events (the “Conversion Price”). The number of shares of Company Common Stock issuable upon conversion is equal to the quotient of the amount to be converted divided by the Conversion Price. The Payee may make such election by notifying the Company of the same in writing. The date of such notice shall be the conversion date. On the conversion date, that portion of the outstanding principal amount of the Note (plus accrued but unpaid interest thereon) that the Payee has indicated for conversion in the Payee’s Notice shall be converted without any further action by the Payee and whether or not the Note is surrendered to the Company. The Company shall be obligated to issue and deliver to the Payee or cause its transfer agent to issue and deliver to the Payee certificates representing the shares of Company Common Stock issuable upon conversion unless the Common Stock of the Company is generally in uncertificated form. Unless otherwise agreed to by the Company, no fractional shares of Company Common Stock shall be issued upon conversion of this Note. In lieu of such fractional shares, the Company shall pay to the Payee in cash the amount designated for conversion in the Payee’s notice that is not so converted.

5

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its proper and duly authorized officer as of the date first written above.

NUTRASTAR INTERNATIONAL INC.
a Nevada corporation

By:___________________________________
Name:
Title: